USA INTERACTIVE

Offer to Exchange its 7% Senior Notes due 2013
for any and all of its outstanding 7% Senior Notes due 2013

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE
AT 5:00 P.M., NEW YORK CITY TIME, ON [    •    ], 2003, UNLESS EXTENDED.

[    •    ], 2003

To:  Brokers, Dealers, Commercial Banks,
      Trust Companies and Other Nominees:

        USA Interactive., a Delaware corporation (the "Issuer"), is offering upon the terms and conditions set forth in the Prospectus, dated [    •    ], 2003 (as the same may be amended from time to time, the "Prospectus"), and in the related Letter of Transmittal enclosed herewith, to exchange (the "Exchange Offer") its 7% Senior Notes due 2013 (the "Exchange Notes") for an equal principal amount of its outstanding 7% Senior Notes due 2013 (the "Old 7% Notes"). As set forth in the Prospectus, the terms of the Exchange Notes are identical in all material respects to the terms of the Old 7% Notes, except for certain transfer restrictions and registration and other rights relating to the exchange of the Old 7% Notes for Exchange Notes. Old 7% Notes may only be tendered in integral multiples of $1,000.

        THE EXCHANGE OFFER IS SUBJECT TO CERTAIN CONDITIONS. SEE "THE EXCHANGE OFFER—CONDITIONS" IN THE PROSPECTUS.

        Enclosed herewith for your information and forwarding to your clients are copies of the following documents:

          1. The Prospectus;

          2. The Letter of Transmittal (including Guidelines of the Internal Revenue Service for Certification of Taxpayer Identification Number on Substitute Form W-9) for your use and for the information of your clients;

          3. A Notice of Guaranteed Delivery to be used to accept the Exchange Offer if certificates for Old 7% Notes are not immediately available, or time will not permit all required documents to reach the Exchange Agent prior to the time the Exchange Offer expires, or if the procedure for book-entry transfer cannot be completed prior to the time the Exchange Offer expires;

          4. A form of letter which may be sent to your clients for whose accounts you hold Old 7% Notes registered in your name or in the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Exchange Offer; and

          5. A return envelope addressed to JPMorgan Chase Bank, the Exchange Agent.

        YOUR PROMPT ACTION IS REQUESTED. THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON [    •    ], 2003, UNLESS EXTENDED. OLD 7% NOTES TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME BEFORE THE EXCHANGE OFFER EXPIRES.

        In all cases, exchanges of Old 7% Notes accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of certificates representing such Old 7% Notes (or evidence of a book-entry delivery into the Exchange Agent's Account at the Depository Trust Issuer), the Letter of Transmittal (or facsimile thereof or an Agent's Message in lieu thereof) properly completed and duly executed with any required signature guarantee, and any other documents required by the Letter of Transmittal.

        If holders of Old 7% Notes wish to tender, but it is impracticable for them to forward their certificates for Old 7% Notes prior to the expiration of the Exchange Offer or to comply with the book-entry transfer procedures on a timely basis, a tender may be effected by following the guaranteed delivery procedures described in the Prospectus under "The Exchange Offer—Guaranteed Delivery Procedures."

        The Exchange Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Old 7% Notes residing in any jurisdiction in which the making of the Exchange Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction.

        The Issuer will not pay any fees or commissions to brokers, dealers or other persons for soliciting exchanges of Old 7% Notes pursuant to the Exchange Offer. The Issuer will, however, upon request, reimburse you for customary clerical and mailing expenses incurred by you in forwarding any of the enclosed materials to your clients. The Issuer will pay or cause to be paid any transfer taxes payable on the transfer of Old 7% Notes to it, except as otherwise provided in Instruction 7 of the Letter of Transmittal.

        Questions and requests for assistance with respect to the Exchange Offer or for copies of the Prospectus and Letter of Transmittal may be directed to the Exchange Agent at its address or telephone number set forth on the front of the Letter of Transmittal.

                      Very truly yours,

                      USA INTERACTIVE

        NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS AN AGENT OF THE ISSUER, THE EXCHANGE AGENT, OR ANY AFFILIATE OF EITHER OF THEM, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENTS OR USE ANY DOCUMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE EXCHANGE OFFER OTHER THAN THE ENCLOSED DOCUMENTS AND THE STATEMENTS CONTAINED THEREIN.